As filed with the Securities and Exchange Commission on December 22, 2005

Registration No. 333-107486

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. EIGHT

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

CNL RETIREMENT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone:  (407) 650-1000

(Address of Principal Executive Offices)

STUART J. BEEBE

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, Address and Telephone

Number of Agent for Service)

COPIES TO:

JUDITH D. FRYER, ESQUIRE

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, New York 10166

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [    ]

This Post-Effective Amendment No. Eight to CNL Retirement Properties, Inc.’s Registration Statement on Form S-11 (the “Registration Statement”) is being filed in order to amend and restate Part II to the Registration Statement, which was originally filed as part of Post-Effective Amendment No. Seven to the Registration Statement, on December 14, 2005.  Part II is being amended and restated in order to amend “Item 37 – Undertakings” to include certain additional undertakings required by Item 512(a) of Regulation S-K.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.

Financial Statements and Exhibits.

(a)

Financial Statements:

The following financial statements are included in this Prospectus Supplement dated December 14, 2005.

(1)

Pro Forma Consolidated Balance Sheet as of September 30, 2005

(2)

Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2005

(3)

Pro Forma Consolidated Statement of Income for the year ended December 31, 2004

(4)

Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2005 and the year ended December 31, 2004

(5)

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004

(6)

Unaudited Condensed Consolidated Statements of Income for the quarters and nine months ended September 30, 2005 and 2004

(7)

Unaudited Condensed Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 2005 and the year ended December 31, 2004

(8)

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2004

(9)

Notes to Unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 2005 and 2004

(10)

Report of Independent Registered Certified Public Accounting Firm for CNL Retirement Properties, Inc.

(11)

Management's Report on Internal Control Over Financial Reporting

(12)

Consolidated Balance Sheets as of December 31, 2004 and 2003

(13)

Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002

(14)

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2004, 2003 and 2002

(15)

Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

(16)

Notes to Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002

(17)

Schedule II - Valuation and Qualifying Accounts for the years ended December 31, 2004, 2003 and 2002

(18)

Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

(19)

Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

Other Financial Statements:

The following other financial information is included in this Prospectus Supplement.

Sunrise Senior Living, Inc.

(20)

Summarized financial information presented for Sunrise Senior Living, Inc. as of September 30, 2005, December 31, 2004 and December 31, 2003, and the nine months ended September 30, 2005, and the years ended December 31, 2004, December 31, 2003 and December 31, 2002

The following financial statements are included in the Prospectus.

(21)

Pro Forma Consolidated Balance Sheet as of December 31, 2004

(22)

Pro Forma Consolidated Statement of Income for the year ended December 31, 2004

(23)

Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2004

(24)

Report of Independent Registered Certified Public Accounting Firm for CNL Retirement Properties, Inc.

(25)

Management's Report on Internal Control Over Financial Reporting

(26)

Consolidated Balance Sheets as of December 31, 2004 and 2003

(27)

Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002

(28)

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2004, 2003 and 2002

(29)

Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

(30)

Notes to Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002

(31)

Schedule II - Valuation and Qualifying Accounts for the years ended December 31, 2004, 2003 and 2002

(32)

Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

(33)

Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

Other Financial Statements:

The following other financial information is included in the Prospectus.

Sunrise Senior Living, Inc.

(34)

Summarized financial information presented for Sunrise Senior Living, Inc. as of September 30, 2004, December 31, 2003 and 2002, and the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001

The following other financial statements are included in the Prospectus.

Horizon Bay Senior Communities Twenty Communities

(35)

Report of Independent Certified Public Accountants

(36)

Combined Balance Sheets as of December 31, 2003 and 2002

(37)

Combined Statements of Operations for the year ended December 31, 2003, 2002 and 2001

(38)

Combined Statements of Changes in Equity for the year ended December 31, 2003, 2002 and 2001

(39)

Combined Statements of Cash Flows for the year ended December 31, 2003, 2002 and 2001

(40)

Notes to Combined Financial Statements

Medical Office Properties Twenty-Two Properties

(41)

Report of Independent Registered Public Accounting Firm

(42)

Combined Statement of Certain Revenues and Certain Expenses for the three months ended March 31, 2004 (unaudited)

(43)

Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003

(44)

Notes to Combined Statement of Certain Revenues and Certain Expenses

All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)

Exhibits:

1.1

Form of Managing Dealer Agreement  (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

1.2

Form of Participating Broker Agreement  (Previously filed as Exhibit 1.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

3.1

Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003  (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

3.2

CNL Health Care Properties, Inc. Bylaws  (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3

Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.  (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.4

Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed  June 25, 2003 and incorporated herein by reference.)

3.5

Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004  (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

3.6

Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.1 to the Registrant's Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.1

Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003  (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

4.2

CNL Health Care Properties, Inc. Bylaws  (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3

Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.  (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed  March 31, 2000 and incorporated herein by reference.)

4.4

Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

4.5

Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004  (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

4.6

Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.1 to the Registrant's Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.7

Form of Reinvestment Plan  (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5

Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc.  (Previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

8

Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc.  (Previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

10.1

Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank  (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.2

Advisory Agreement  (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

10.3

Renewal Agreement dated as of May 2, 2005 between CNL Retirement Properties, Inc. and CNL Retirement Corp.  (Previously filed as Exhibit 10.2 to the Registrant's Report on Form 8-K filed May 6, 2005 and incorporated herein by reference.)

10.4

First Amendment to Renewal Agreement dated as of July 13, 2005, between CNL Retirement Properties, Inc. and CNL Retirement Corp.  (Previously filed as Exhibit 10.3 to the Registrant's Report on Form 8-K filed July 15, 2005 and incorporated herein by reference.)

10.5

Form of Joint Venture Agreement  (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6

Form of Indemnification and Put Agreement  (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7

Form of Unconditional Guaranty of Payment and Performance  (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8

Form of Purchase Agreement  (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.9

Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease  (Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.10

Form of Reinvestment Plan  (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.11

Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000.  Each of the following directors and/or officers has signed a substantially similar agreement as follows:  James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, Stuart J. Beebe dated July 15, 2002, and Marcel Verbaas dated April 19, 2004.  (Previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.12

Indemnification Agreement between CNL Retirement Properties, Inc. and Clark Hettinga effective as of December 31, 2004.  Lynn Gutierrez has signed a substantially similar agreement effective as of May 13, 2005.  (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed June 14, 2005 and incorporated herein by reference.)

10.13

Agreement of Limited Partnership of CNL Health Care Partners, LP  (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.14

Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders  (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.15

Amended and Restated Credit Agreement dated as of August 23, 2005 among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation as Co-Syndication Agents, Wachovia Bank, National Association and Key Bank National Association, as Co- Documentation Agents and the other lenders party hereto, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager   (Previously filed as Exhibit 10.2 to the Registrant's Report on Form 8-K filed August 29, 2005 and incorporated herein by reference.)

10.16

Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 19, 2003  (Previously filed as Exhibit 10.62 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.17

First Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management – Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated

Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003  (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.18

Second Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 31, 2003  (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.19

Third Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004  (Previously filed as Exhibit 10.65 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.20

Fourth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004  (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.21

Fifth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004  (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.22

Sixth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004  (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.23

Seventh Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004  (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.24

Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 19, 2003  (Previously filed as Exhibit 10.70 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.25

First Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003  (Previously filed as Exhibit 10.71 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.26

Second Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004  (Previously filed as Exhibit 10.72 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.27

Third Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004  (Previously filed as Exhibit 10.73 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.28

Fourth Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004  (Previously filed as Exhibit 10.74 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.29

Purchase and Sale Agreement by and between CNL Retirement Properties, Inc., as Purchaser, Medical Office Properties, Inc., as parent of the Sellers, and the Property Owners of the Medical Office Properties, Inc. Medical Office Building Portfolio, individually, a Seller, and collectively, as Sellers, dated March 4, 2004  (Previously filed as Exhibit 10.75 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

21

Subsidiaries of the Registrant  (Previously filed as Exhibit 21 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

23.1

Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005  (Previously filed as Exhibit 23.1 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

23.2

Consent of Greenberg Traurig, LLP  (Contained in its opinion previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004, and in its opinion previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on From S-11 filed March 14, 2005 and incorporated herein by reference.)

23.3

Consent of Ernst & Young LLP, Independent Auditors, dated December 13, 2005  (Previously filed as Exhibit 23.3 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

23.4

Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005  (Previously filed as Exhibit 23.4 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

24

Power of Attorney  (Previously filed as part of the signature page to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

Item 37.

Undertakings.

The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition.  Post-effective amendments will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based upon the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.  The registrant undertakes to include, in filings containing audited financial statements of the Company, after the end of the distribution period, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the gross proceeds of the offering.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

That, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by our Affiliates through December 31, 2004.  The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee.  This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc.  The surviving entity of the merger is Trustreet Properties, Inc.  In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.'s operating partnership.  As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

	CNL Income Fund, Ltd.	CNL Income Fund II, Ltd.	CNL Income Fund III, Ltd.	CNL Income Fund IV, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)

Locations	AL, AZ, CA, FL, GA, LA, MD, OK, PA, TX, VA, WA	AL, AZ, CO, FL, GA, IL, IN, KS, LA, MI, MN, MO, NC, NM, OH, TN, TX, WA, WY	AL, AZ, CA, CO, FL, GA, IA, IL, IN, KS, KY, MD, MI, MN, MO, NC, NE, OK, TX	AL, DC, FL, GA, IL, IN, KS, MA, MD, MI, MS, NC, OH, PA, TN, TX, VA

Type of property	Restaurants	Restaurants	Restaurants	Restaurants

Gross leasable space (sq. ft.) or number of units and total square feet of units	22 units 80,314 s/f	50 units 190,753 s/f	40 units 170,944 s/f	47 units 166,494 s/f

Dates of purchase	2/18/86 - 12/31/97	2/11/87 - 11/18/99	2/11/87 - 10/25/99	10/30/87 - 1/19/99

Cash down payment (Note 1)	$13,435,137	$27,417,112	$25,000,031	$28,643,526

Contract purchase price plus acquisition fee	$13,361,435	$27,266,696	$24,891,350	$28,541,500

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	73,702	150,416	108,681	102,026

Total acquisition cost (Note 1)	$13,435,137	$27,417,112	$25,000,031	$28,643,526

Note 1:

This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties.  With respect to CNL Restaurant Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties.  With respect to CNL Hotels & Resorts, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.  With respect to CNL Income Properties, Inc., this amount represents total cash paid for its investment in unconsolidated entities.

Note 2:

The partnership owns interests in one or more joint ventures or tenants-in-common with affiliates, that own restaurant properties.  The dollar amounts included in the table reflect the partnership's percentage ownership in the joint ventures or tenants-in-common.

Note 3:

The REIT formed an operating partnership to acquire and hold its interests in properties.  The REIT has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 4:

As of December 31, 2004, the 132 operating hotels owned by CNL Hotels & Resorts, Inc. and its unconsolidated subsidiaries had approximately 32,000 rooms.

Note 5:

CNL Income Properties, Inc. formed an operating partnership to acquire and hold its interests in properties and unconsolidated entities.  CNL Income Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.  As of December 31, 2004, CNL Income Properties, Inc. had invested in unconsolidated entities that own destination retail properties at seven resort villages.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund V, Ltd.	CNL Income Fund VI, Ltd.	CNL Income Fund VII, Ltd.	CNL Income Fund VIII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)

Locations	AZ, FL, GA, IL, IN, MI, NH, NY, OH, SC, TN, TX, UT, WA	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	AL, AZ, CO, FL, GA, IN, LA, MI, MN, NC, NE, OH, PA, SC, TN, TX, UT, WA	AZ, CO, FL, IL, IN, LA, MI, MN, NC, NY, OH, OR, TN, TX, VA, WI

Type of property	Restaurants	Restaurants	Restaurants	Restaurants

Gross leasable space (sq. ft.) or number of units and total square feet of units	36 units 149,519 s/f	67 units 272,158 s/f	59 units 235,628 s/f	55 units 244,702 s/f

Dates of purchase	2/6/89 - 12/14/99	5/1/87 – 11/7/03	1/5/90 – 9/25/02	4/30/90 – 9/25/02

Cash down payment (Note 1)	$26,459,769	$50,194,827	$37,154,958	$41,739,720

Contract purchase price plus acquisition fee	$26,077,897	$49,674,318	$36,488,276	$41,206,994

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	381,872	520,509	666,682	532,726

Total acquisition cost (Note 1)	$26,459,769	$50,194,827	$37,154,958	$41,739,720

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund IX, Ltd.	CNL Income Fund X, Ltd.	CNL Income Fund XI, Ltd.	CNL Income Fund XII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)

Locations	AL, CA, CO, FL, GA, IL, IN, LA, MD, MI, MN, MS, NC, NH, NY, OH, SC, TN, TX	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	AL, AZ, CA, CO, FL, GA, IA, IN, LA, MO, MS, NC, NM, OH, SC, TN, TX, WA

Type of property	Restaurants	Restaurants	Restaurants	Restaurants

Gross leasable space (sq. ft.) or number of units and total square feet of units	55 units 242,175 s/f	60 units 259,222 s/f	50 units 214,924 s/f	58 units 244,910 s/f

Dates of purchase	8/31/90 – 9/25/02	11/5/91 – 11/7/03	5/18/92 – 12/23/03	10/16/92 – 9/25/02

Cash down payment (Note 1)	$41,519,232	$44,083,506	$43,909,776	$49,541,814

Contract purchase price plus acquisition fee	$40,776,871	$43,381,008	$43,314,331	$49,044,383

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	742,361	702,498	595,445	497,431

Total acquisition cost (Note 1)	$41,519,232	$44,083,506	$43,909,776	$49,541,814

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund XIII, Ltd.	CNL Income Fund XIV, Ltd.	CNL Income Fund XV, Ltd.	CNL Income Fund XVI, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)

Locations	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI

Type of property	Restaurants	Restaurants	Restaurants	Restaurants

Gross leasable space (sq. ft.) or number of units and total square feet of units	54 units 190,534 s/f	72 units 233,819 s/f	63 units 222,926 s/f	56 units 221,917 s/f

Dates of purchase	5/18/93 – 11/7/03	9/27/93 – 11/7/03	4/28/94 – 11/7/03	10/21/94 – 12/23/03

Cash down payment (Note 1)	$39,292,980	$49,912,433	$45,197,288	$49,085,424

Contract purchase price plus acquisition fee	$38,924,854	$49,486,052	$44,809,998	$48,695,961

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	368,126	426,381	390,290	389,463

Total acquisition cost (Note 1)	$39,292,980	$49,912,433	$45,197,288	$49,085,424

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Restaurant Properties, Inc.	CNL Income Fund XVII, Ltd.	CNL Income Fund XVIII, Ltd.	CNL Hotels & Resorts, Inc.
	(Note 3)	(Note 2)	(Note 2)	(Note 3)

Locations	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA

Type of property	Restaurants	Restaurants	Restaurants	Hotels & Resorts

Gross leasable space (sq. ft.) or number of units and total square feet of units	1,366 units 6,047,663 s/f	39 units 165,544 s/f	30 units 152,527 s/f	Note 4

Dates of purchase	6/30/95 – 12/31/04	12/20/95 – 9/25/02	12/27/96 – 6/26/02	7/31/98 – 12/31/04

Cash down payment (Note 1)	$1,467,397,342	$34,701,715	$35,377,348	$6,566,078,000

Contract purchase price plus acquisition fee	$1,465,249,177	$34,635,251	$35,270,361	$6,704,072,000

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	2,148,165	66,464	106,987	98,043,000

Total acquisition cost (Note 1)	$1,467,397,342	$34,701,715	$35,377,348	$6,802,115,000

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

CNL Income Properties, Inc.
(Note 5)

Locations	CA, CO, FL, VT, WV, CANADA

Type of property	Destination Retail

Gross leasable space (sq. ft.) or number of units and total square feet of units	199 tenant units 407,862 s/f

Dates of purchase	12/03/04 – 12/16/04

Cash down payment (Note 1)	$41,920,301

Contract purchase price plus acquisition fee	$37,451,403

Other cash expenditures expensed	—

Other cash expenditures capitalized	$4,468,898

Total acquisition cost (Note 1)	$41,920,301

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Eight to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 22, 2005.

CNL RETIREMENT PROPERTIES, INC.
(Registrant)

By: /s/ Clark Hettinga
Clark Hettinga
Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Eight to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ *	Chairman of the Board	December 22, 2005
James M. Seneff, Jr.

/s/ Robert A. Bourne	Vice Chairman of the Board	December 22, 2005
Robert A. Bourne	and Treasurer

/s/ *	Chief Executive Officer and	December 22, 2005
Stuart J. Beebe	President
(Principal Executive Officer)

/s/ Clark Hettinga	Chief Financial Officer	December 22, 2005
Clark Hettinga	and Senior Vice President
(Principal Financial
and Accounting Officer)

/s/ *	Independent Director	December 22, 2005
David W. Dunbar

/s/ *	Independent Director	December 22, 2005
James W. Duncan, Jr.

/s/ *	Independent Director	December 22, 2005
Edward A. Moses

     * By: /s/  Robert A. Bourne

Robert A. Bourne, as attorney in fact pursuant to the power of attorney contained in the Registrant’s Registration Statement on Form S-11 (File No. 333-107486)

EXHIBIT INDEX

Exhibit

Page

1.1

Form of Managing Dealer Agreement  (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

1.2

Form of Participating Broker Agreement  (Previously filed as Exhibit 1.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

3.1

Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003  (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

3.2

CNL Health Care Properties, Inc. Bylaws  (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3

Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.  (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.4

Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed  June 25, 2003 and incorporated herein by reference.)

3.5

Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004  (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

3.6

Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.1 to the Registrant's Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.1

Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003  (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

4.2

CNL Health Care Properties, Inc. Bylaws  (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3

Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.  (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.4

Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

4.5

Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004  (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

4.6

Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc.  (Previously filed as Exhibit 3.1 to the Registrant's Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.7

Form of Reinvestment Plan  (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5

Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc.  (Previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

i

8

Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc.  (Previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

10.1

Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank  (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.2

Advisory Agreement  (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

10.3

Renewal Agreement dated as of May 2, 2005 between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.2 to the Registrant's Report on Form 8-K filed May 6, 2005 and incorporated herein by reference.)

10.4

First Amendment to Renewal Agreement dated as of July 13, 2005, between CNL Retirement Properties, Inc. and CNL Retirement Corp.  (Previously filed as Exhibit 10.3 to the Registrant's Report on Form 8-K filed July 15, 2005 and incorporated herein by reference.)

10.5

Form of Joint Venture Agreement  (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6

Form of Indemnification and Put Agreement  (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7

Form of Unconditional Guaranty of Payment and Performance  (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8

Form of Purchase Agreement  (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.9

Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.10

Form of Reinvestment Plan  (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.11

Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000.  Each of the following directors and/or officers has signed a substantially similar agreement as follows:  James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, Stuart J. Beebe dated July 15, 2002, and Marcel Verbaas dated April 19, 2004.  (Previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.12

Indemnification Agreement between CNL Retirement Properties, Inc. and Clark Hettinga effective as of December 31, 2004.  Lynn Gutierrez has signed a substantially similar agreement effective as of May 13, 2005.  (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed June 14, 2005 and incorporated herein by reference.)

10.13

Agreement of Limited Partnership of CNL Health Care Partners, LP  (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.14

Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders  (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.15

Amended and Restated Credit Agreement dated as of August 23, 2005 among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation as Co-Syndication Agents, Wachovia Bank, National Association and Key Bank National Association, as Co- Documentation Agents and the other lenders party hereto, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager   (Previously filed as Exhibit 10.2 to the Registrant's Report on Form 8-K filed August 29, 2005 and incorporated herein by reference.)

10.16

Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 19, 2003  (Previously filed as Exhibit 10.62 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.17

First Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003  (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.18

Second Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 31, 2003  (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.19

Third Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004  (Previously filed as Exhibit 10.65 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.20

Fourth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership,

Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004  (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.21

Fifth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004  (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.22

Sixth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004  (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.23

Seventh Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004  (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.24

Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 19, 2003  (Previously filed as Exhibit 10.70 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.25

First Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003  (Previously filed as Exhibit 10.71 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.26

Second Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004  (Previously filed as Exhibit 10.72 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.27

Third Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004  (Previously filed as Exhibit 10.73 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.28

Fourth Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004  (Previously filed as Exhibit 10.74 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.29

Purchase and Sale Agreement by and between CNL Retirement Properties, Inc., as Purchaser, Medical Office Properties, Inc., as parent of the Sellers, and the Property Owners of the Medical Office Properties, Inc. Medical Office Building Portfolio, individually, a Seller, and collectively, as Sellers, dated March 4, 2004  (Previously filed as Exhibit 10.75 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

21

Subsidiaries of the Registrant  (Previously filed as Exhibit 21 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

23.1

Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005  (Previously filed as Exhibit 23.1 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

23.2

Consent of Greenberg Traurig, LLP  (Contained in its opinion previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004, and in its opinion previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

23.3

Consent of Ernst & Young LLP, Independent Auditors, dated December 13, 2005  (Previously filed as Exhibit 23.3 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

23.4

Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005  (Previously filed as Exhibit 23.4 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

24

Power of Attorney  (Previously filed as part of the signature page to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed December 14, 2005 and incorporated herein by reference.)

v